SECOND SUPPLEMENTAL INDENTURE Second Supplemental Indenture (this “Supplemental Indenture”), dated as of May 27, 2026, among each entity listed on the signature page hereof (collectively, the “Guaranteeing Subsidiaries”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). W I T N E S S E T H WHEREAS, FTAI Aviation Investors LLC (formerly Fortress Transportation and Infrastructure Investors LLC), a Delaware limited liability company (the “Issuer”), and FTAI Aviation Ltd., a Cayman Islands exempted company, have heretofore executed and delivered to the Trustee an indenture, dated as of June 17, 2024 (the “Base Indenture”), as supplemented by that certain First Supplemental Indenture, dated as of February 21, 2025 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of Senior Notes due 2032 (the “Notes”); WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture. NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows: (1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. (2) Agreement to be Bound; Guarantee. Each Guaranteeing Subsidiary by executing this Supplemental Indenture agrees to be a Guarantor (as defined in the Indenture referred to above) under the Indenture for all purposes thereof and as such will have all of the rights and be subject to all of the obligations and agreements of a “Guarantor” under the Indenture, including but not limited to the obligations and agreements in Article X thereof. (3) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. (4) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. Any signature to this Supplemental Indenture may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Exhibit 4.20

(5) Effect of Headings. The Section headings herein are for convenience of reference only, and are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions. (6) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries. (7) Benefits Acknowledged. Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits. (8) Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and each Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby and entitled to the benefits hereof. IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[Signature Page to Supplemental Indenture (2032 Notes)] FTAI Aircraft Leasing LLC By: /s/ David Moreno Name: David Moreno Title: President FTAI Aviation LLC By: /s/ Joseph P. Adams Name: Joseph P. Adams Title: President FTAI Aviation Medley LLC By: /s/ Joseph P. Adams Name: Joseph P. Adams Title: President FTAI Engine Holdings LLC By: /s/ Joseph P. Adams Name: Joseph P. Adams Title: President FTAI Engine Opportunities GP LLC By: /s/ David Moreno Name: David Moreno Title: President FTAI Offshore Holdco LLC By: /s/ Joseph P. Adams Name: Joseph P. Adams Title: President FTAI Power LLC By: /s/ Joseph P. Adams Name: Joseph P. Adams Title: President

[Signature Page to Supplemental Indenture (2032 Notes)] FTAI Finance JV Parent LLC By: /s/ Joseph P. Adams Name: Joseph P. Adams Title: President FTAI CHR JV Holdings LLC By: /s/ Joseph P. Adams Name: Joseph P. Adams Title: President Quick Turn Engine Center, LLC (d/b/a FTAI Aviation USA LLC) By: /s/ Joseph P. Adams Name: Joseph P. Adams Title: President WWTAI AirOpCo I USA LLC By: /s/ Joseph P. Adams Name: Joseph P. Adams Title: President WWTAI AirOpCo 1 USA Sub LLC By: /s/ Joseph P. Adams Name: Joseph P. Adams Title: President WWTAI Aviation LLC By: /s/ Joseph P. Adams Name: Joseph P. Adams Title: President FTAI Aviation Pacific Inc. By: /s/ Joseph P. Adams Name: Joseph P. Adams Title: President

[Signature Page to Supplemental Indenture (2032 Notes)] FTAIC Aviation Inc. By: /s/ Joseph P. Adams Name: Joseph P. Adams Title: Director FTAI Aircraft Leasing (2025) UGP, Ltd. By: /s/ Joseph P. Adams Name: Joseph P. Adams Title: Director FTAI Aviation Holdco Ltd. By: /s/ Joseph P. Adams Name: Joseph P. Adams Title: Director AirOpCo 1ET Bermuda Ltd. By: /s/ Joseph P. Adams Name: Joseph P. Adams Title: Director WWTAI AirOpCo 1 Bermuda Ltd. By: /s/ Joseph P. Adams Name: Joseph P. Adams Title: Director WWTAI AirOpCo 2 Bermuda Ltd. By: /s/ Joseph P. Adams Name: Joseph P. Adams Title: Director WWTAI Finance Ltd. By: /s/ Joseph P. Adams Name: Joseph P. Adams Title: Director

[Signature Page to Supplemental Indenture (2032 Notes)] WWTAI Offshore Co 1 Ltd. By: /s/ Joseph P. Adams Name: Joseph P. Adams Title: Director

SIGNED and DELIVERED as a DEED by the duly appointed attorney of and for and on behalf of AirOpCo I SD Ireland DAC by: /s/ Aileen McElroy Lawfully appointed attorney Aileen McElroy Attorney print name in the presence of: /s/ Fionn Carr (Signature of witness) Fionn Carr (Name of witness) 43 Merrion Square, Dublin (Address of witness)

SIGNED and DELIVERED as a DEED by the duly appointed attorney of and for and on behalf of FTAI Aircraft Leasing DAC by: /s/ Paul Griffin Lawfully appointed attorney Paul Griffin Attorney print name in the presence of: /s/ Leanne Griffin (Signature of witness) Leanne Griffin (Name of witness) Knocklyon, Dublin (Address of witness)

SIGNED and DELIVERED as a DEED by the duly appointed attorney of and for and on behalf of FTAI Aviation HoldCo Limited by: /s/ Aileen McElroy Lawfully appointed attorney Aileen McElroy Attorney print name in the presence of: /s/ Fionn Carr (Signature of witness) Fionn Carr (Name of witness) 43 Merrion Square, Dublin (Address of witness)

SIGNED and DELIVERED as a DEED by the duly appointed attorney of and for and on behalf of FTAI Aviation Ireland Limited by: /s/ Aileen McElroy Lawfully appointed attorney Aileen McElroy Attorney print name in the presence of: /s/ Fionn Carr (Signature of witness) Fionn Carr (Name of witness) 43 Merrion Square, Dublin (Address of witness)

SIGNED and DELIVERED as a DEED by the duly appointed attorney of and for and on behalf of FTAI Avion DAC by: /s/ Aileen McElroy Lawfully appointed attorney Aileen McElroy Attorney print name in the presence of: /s/ Fionn Carr (Signature of witness) Fionn Carr (Name of witness) 43 Merrion Square, Dublin (Address of witness)

SIGNED and DELIVERED as a DEED by the duly appointed attorney of and for and on behalf of FTAI Italia DAC by: /s/ Aileen McElroy Lawfully appointed attorney Aileen McElroy Attorney print name in the presence of: /s/ Fionn Carr (Signature of witness) Fionn Carr (Name of witness) 43 Merrion Square, Dublin (Address of witness)

SIGNED and DELIVERED as a DEED by the duly appointed attorney of and for and on behalf of FTAI Irish FinCo DAC by: /s/ Aileen McElroy Lawfully appointed attorney Aileen McElroy Attorney print name in the presence of: /s/ Fionn Carr (Signature of witness) Fionn Carr (Name of witness) 43 Merrion Square, Dublin (Address of witness)

SIGNED and DELIVERED as a DEED by the duly appointed attorney of and for and on behalf of WWTAI AirOpCo BPA Ireland Limited by: /s/ Aileen McElroy Lawfully appointed attorney Aileen McElroy Attorney print name in the presence of: /s/ Fionn Carr (Signature of witness) Fionn Carr (Name of witness) 43 Merrion Square, Dublin (Address of witness)

SIGNED and DELIVERED as a DEED by the duly appointed attorney of and for and on behalf of WWTAI AirOpCo II DAC by: /s/ Aileen McElroy Lawfully appointed attorney Aileen McElroy Attorney print name in the presence of: /s/ Fionn Carr (Signature of witness) Fionn Carr (Name of witness) 43 Merrion Square, Dublin (Address of witness)

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee By: /s/ Joshua A. Hahn Name: Joshua A. Hahn Title: Vice President